Exhibit 99.1

July 26, 2010	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners Announces Plans to Build
Approximately $700 Million of Natural Gas Liquids Projects

Investments Include $450-$550 Million for Bakken NGL Pipeline;
Related Expansions of Mid-Continent Fractionator and Overland Pass Pipeline

    TULSA, Okla. – July 26, 2010 – ONEOK Partners, L.P. (NYSE: OKS) today announced plans to build approximately $595 million to $730 million of natural gas liquids (NGL) projects between now and 2013.

    The preliminary cost estimates for the new projects are:

       • $450 million to $550 million to build a 525- to 615-mile NGL pipeline that will transport unfractionated NGLs from the Bakken Shale in the Williston Basin in North Dakota to the partnership’s Overland Pass Pipeline, a 760-mile NGL pipeline extending from southern Wyoming to Conway, Kan.;

       • $35 million to $40 million for related capacity expansions for ONEOK Partners’ anticipated 50-percent interest in the Overland
          Pass Pipeline to transport the additional unfractionated NGL volumes from the new Bakken Pipeline; and

       • $110 million to $140 million to expand the partnership’s fractionation capacity at Bushton, Kan., by 60,000 barrels per day to accommodate the additional NGL volumes.

    In aggregate, these projects are expected to generate EBITDA (earnings before interest, taxes, depreciation and amortization) multiples of five to seven times. The incremental fee-based earnings from these projects are expected to increase distributable cash flow and value to unitholders.

    “As producers continue to aggressively develop NGL-rich natural gas production from crude oil-producing wells in the Bakken Shale and Three Forks formations, natural gas liquids takeaway capacity is required,” said Terry K. Spencer, ONEOK Partners chief operating officer.

-more-

ONEOK Partners Announces Plans to Build
Approximately $700 Million of Natural Gas Liquids Projects

    The proposed Bakken Pipeline will initially transport up to 60,000 barrels per day (bpd) of unfractionated NGL production from ONEOK Partners’ extensive natural gas gathering and processing assets in the Bakken Shale and from third-party natural gas processing plants south through western North Dakota and eastern Montana to Wyoming, where it will connect to the Overland Pass Pipeline near Cheyenne, Wyo. The volumes will then be delivered to ONEOK Partners’ existing NGL infrastructure in the Mid-Continent. Additional pump facilities could increase the new pipeline’s capacity to 110,000 bpd.

    Supply commitments for the Bakken Pipeline will be anchored by NGL production from ONEOK Partners’ natural gas processing plants and from third-party processors, which are in various stages of negotiation.

    Following receipt of all necessary permits, construction of the 12-inch diameter pipeline will begin in the second quarter of 2012 and is currently expected to be complete during the first half of 2013.

    The additional raw NGL volumes from the new Bakken Pipeline and other supply sources under development in the Rockies will require an investment of $35 million to $40 million for ONEOK Partners’ anticipated 50-percent interest in the Overland Pass Pipeline for additional pump stations and the expansion of existing pump stations, increasing its capacity to the maximum of 255,000 bpd.

    The partnership also will invest $110 million to $140 million to expand and upgrade its existing fractionation capacity at Bushton, increasing its capacity up to 210,000 bpd from 150,000 bpd. The fractionator was expanded to its current capacity in June 2008.

    The Bakken Pipeline project and related expansions follow ONEOK Partners’ April 2010 announcement of more than $400 million of new growth projects in the Bakken Shale, including the construction of a new 100 million cubic feet per day natural gas processing facility in eastern McKenzie County in North Dakota – the Garden Creek Plant – that will double the partnership’s processing capacity in the region. ONEOK Partners is the largest independent operator of natural gas gathering and processing facilities in the Bakken Shale region, with a gathering system of more than 3,500 miles.

    ONEOK Partners owns a natural gas liquids system in the Mid-Continent and Gulf Coast, which includes fractionators and storage in Mont Belvieu, Texas; Bushton, Conway and Hutchinson, Kan.; and Medford, Okla. It also owns interstate natural gas liquids distribution pipelines between Conway and Mont Belvieu, and NGL and refined petroleum products distribution pipelines that connect its Mid-Continent NGL infrastructure to Midwest markets, including Chicago.

EDITOR’S NOTE:

    View a map of the proposed pipeline.

ONEOK Partners Announces Plans to Build
Approximately $700 Million of Natural Gas Liquids Projects

NON-GAAP FINANCIAL MEASURES

    ONEOK Partners has disclosed in this news release anticipated EBITDA and Distributable Cash Flow (DCF) levels that are non-GAAP financial measures. EBITDA and DCF are used as measures of the partnership’s financial performance. EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance equity funds used during construction. DCF is defined as EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash and certain other items.

    The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

    EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

    These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

ONEOK Partners Announces Plans to Build
Approximately $700 Million of Natural Gas Liquids Projects

    The forward looking statements in this news release relating to the estimated costs and completion schedules as well as anticipated EBITDA and distribution levels with respect to the referenced growth construction projects are subject to known and unknown risks, uncertainties and other factors that may cause actual project costs and completion schedules and associated EBITDA and distribution levels to be materially different from those included in the forward looking statements. These risks and uncertainties include, but are not limited to, timely receipt of necessary governmental approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete these projects within budget and on schedule.

OKS-PP OKE-PP

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